Exhibit 10.1
RESTRICTED STOCK UNIT AWARD AGREEMENT
(Non-Employee Directors)
THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of the [•] day of [•], 202[•] (the “Grant Date”), between Chimera Investment Corporation, a Maryland corporation (hereinafter called the “Company”), and [DIRECTOR NAME] (hereinafter called the “Participant”).
R E C I T A L S:
WHEREAS, the Company sponsors the Chimera Investment Corporation 2023 Equity Incentive Plan, as the same may be amended from time to time (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement; capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;
WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Stock Units (as defined below) provided for herein to certain participants who have performed or are expected to perform services with the Company pursuant to the Plan and the terms set forth herein; and
WHEREAS, the Participant has been designated by the Company to receive the Restricted Stock Units (as defined below) provided for herein.
NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:
1.Grant of the Restricted Stock Units.
(a)In consideration for services to the Company and subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company issues to the Participant on the Grant Date a Restricted Stock Unit Award consisting of, in the aggregate, [●] restricted stock units (the “Restricted Stock Units”), on the terms and conditions and subject to the restrictions set forth in this Agreement and the Plan. The Restricted Stock Units shall vest and become non-forfeitable in accordance with Section 2 hereof.
(b)Each Restricted Stock Unit represents the right to receive one Share, subject to the vesting and other terms and conditions of this Agreement and the Plan. The Restricted Stock Units (including any related Dividend Equivalent Units as provided herein) shall be credited to a separate account maintained for the Participant on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company and shall be an unfunded and unsecured obligation of the Company.
2.Vesting. Except as otherwise provided herein, provided that the Participant remains a member of the Board through the vesting date, the Restricted Stock Units shall vest and become non-forfeitable on [DATE], or if earlier, the date of the next annual stockholders’ meeting.

Exhibit 10.1
3.Circumstances that Accelerate the Vesting Date.
(a)All unvested RSUs subject to this Agreement shall become immediately vested if the Participant ceases to be a member of the Board due to (a) death, or (b) a Change in Control.
(b)In the event that the Participant ceases to be a member of the Board due to any other reason prior to the vesting date, the Restricted Stock Units shall vest pro rata based on the number of days between the Grant Date and the date of cessation divided by 365. If the number of Restricted Stock Units vesting is a fractional number, the number vesting will be rounded up to the nearest whole number.
4.Rights as a Shareholder; Dividend Equivalent Rights.
(a)The Participant shall not have any rights of a shareholder with respect to the Shares underlying the Restricted Stock Units unless and until the Restricted Stock Units vest and are settled by the issuance of such Shares.
(b)Upon and following the settlement of the Restricted Stock Units, the Participant shall be the record owner of the Shares issued upon settlement unless and until such Shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting rights).
(c)If a cash dividend is paid with respect to the Shares, the Participant shall be credited as of the applicable dividend payment date with an additional number of whole and fractional Restricted Stock Units (the “Dividend Equivalent Units”) equal to (i) the total cash dividend the Participant would have received had the Restricted Stock Units (and any previously credited Dividend Equivalent Units with respect thereto) been actual Shares divided by (ii) the Fair Market Value of a Share as of the applicable dividend payment date. Such Dividend Equivalent Units shall be added to the Account and shall be subject to the same vesting and payment provisions otherwise applicable to the Restricted Stock Units. Any fractional Dividend Equivalent Units shall be carried forward to the final vesting and payment date, and on such final date any remaining fractional Dividend Equivalent Units then payable shall be settled in cash.
5.Restrictions. Subject to any exceptions set forth in this Agreement or the Plan, prior to settlement in accordance with Section 6 below, the Restricted Stock Units and the Dividend Equivalent Units, and the rights relating thereto, may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell, or otherwise transfer or encumber the Restricted Stock Units, the Dividend Equivalent Units, or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the Restricted Stock Units and the Dividend Equivalent Units will be forfeited by the Participant and all of the Participant’s rights to such units shall immediately terminate without any payment or consideration by the Company.
6.Settlement of Restricted Stock Units. As of the applicable vesting date set forth in Section 2 and subject to Section 3, the Company shall cause to be issued and delivered to the Participant one Share

Exhibit 10.1
for each such vested Restricted Stock Unit, such payment to be made on or as soon as administratively practicable (not more than 60 days) after the applicable vesting date.
7.Dodd-Frank Clawback Rules. This award of Restricted Stock Units is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder (the “Dodd-Frank Clawback Rules”), and (ii) any policies adopted by the Company to implement such requirements, all to the extent determined by the Company in its discretion to be applicable to the Participant. For the avoidance of doubt, if the Dodd-Frank Clawback Rules and any implementing policy apply to the Participant, then (A) the Participant will not be entitled to earn or retain any portion of the Restricted Stock Units that is determined to be erroneously awarded compensation, and (B) the Company may take action against the Restricted Stock Units or any proceeds the Participant receives from them to recover any erroneously awarded compensation the Participant may have received from the Company (whether related to the Restricted Stock Units or otherwise), all in accordance with the Dodd-Frank Clawback Rules and the applicable implementing policy and subject to the requirements of applicable law.
8.Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating restrictions on transferability of the Shares issued upon vesting or settlement of the Restricted Stock Units pursuant to this Agreement or any other restrictions that the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any applicable federal or state securities laws, or any stock exchange on which the Shares are then listed or quoted.
9.Service as a Member of the Board. Nothing in this Agreement shall give the Participant any claim or right to continue as a member of the Board.
10.Adjustments. The Restricted Stock Units are subject to the provisions of Section 11 of the Plan, regarding certain potential adjustments to the units in the event of specified changes in the capital of the Company or other transactions. The existence of this Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or convertible into, or otherwise affecting the units or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
11.Tax Liability and Withholding.
(a)The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan or otherwise, the amount of any required payroll or withholding taxes in respect of the Restricted Stock Units and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such payroll or withholding taxes. The Committee may permit the Participant to satisfy any federal, state, or local payroll tax or tax withholding obligation by any of the following means, or by a combination of such means:

Exhibit 10.1
(i)tendering a cash payment;
(ii)authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock Units; provided, however, that no Shares shall be withheld with a value exceeding the amount of tax required to be withheld by law (to the extent necessary under applicable accounting principles); and
(iii)delivering to the Company previously owned and unencumbered Shares.
(b)Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company (a) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock Units or the subsequent sale of any Shares; and (b) does not commit to structure the Restricted Stock Units to reduce or eliminate the Participant’s liability for Tax-Related Items.
12.Compliance with Laws. The issuance and transfer of Shares upon settlement of vested Restricted Stock Units shall be subject to compliance by the Company and the Participant with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Participant understands that the Company is under no obligation to register the Shares issued upon vesting or settlement with the Securities and Exchange Commission, any state securities commission, or any stock exchange to effect such compliance.
13.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the corporate records of the Company for such Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
14.Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS.
15.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. If the Participant serves on the Committee, the Participant will recuse himself or herself from the review. The resolution of such dispute by the Committee shall be final and binding on the Participant and the Company.
16. Restricted Stock Units Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or

Exhibit 10.1
provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
17.Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators, and the person(s) to whom the Restricted Stock Units may be transferred by will or the laws of descent or distribution.
18.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
19.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the Restricted Stock Units in this Agreement does not create any contractual right or other right to receive any Restricted Stock Units or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s service on the Board.
20.Amendment. The Committee has the right to amend, alter, suspend, discontinue, or cancel the Restricted Stock Units, prospectively or retroactively, provided that no such amendment shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.
21.Section 409A. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of noncompliance with Section 409A.
22.Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Agreement. The Participant has read and understands the terms and provisions thereof, and accepts the Award subject to all of the terms and conditions of the Plan and this Agreement. The Participant acknowledges that there may be adverse tax consequences upon the grant, vesting, or settlement of the Restricted Stock Units or disposition of the underlying Shares and that the Participant has been advised to consult a tax advisor prior to such grant, vesting, settlement, or disposition.
23.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Exhibit 10.1
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Exhibit 10.1
IN WITNESS WHEREOF, the Chimera Investment Corporation has executed this Agreement as of the date first written above.

CHIMERA INVESTMENT CORPORATION

By:

Name:

Title:

Agreed and acknowledged as of the date first written above:

By:
Name: